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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003 (June 12, 2003)

SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-14469
(Commission File No.)

04-6268599
(I.R.S. Employer Identification No.)

National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204
(Address of principal executive offices) (ZIP Code)

(317) 636-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Item 5. Other Events and Regulation FD Disclosure

            Simon Property Group, L.P. (the "Operating Partnership") is re-issuing, in an updated format, its historical financial statements for the fiscal years ended December 31, 2002, 2001 and 2000 in connection with the adoption of SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections" ("SFAS No. 145"). The Operating Partnership is also re-issuing the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") that accompanied the financial statements on its Annual Report on Form 10-K for the year ended December 31, 2002 ("Form 10-K"). The impact of this pronouncement is described in Note 15 to the financial statements included in Exhibit 99.1.

            Under SEC requirements for transitional disclosure, the reclassification of extraordinary items to continuing operations required by SFAS No. 145 is required for financial statements for each of the three years in the period ended December 31, 2002 shown in Operating Partnership last Annual Report on Form 10-K, if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, even though those financial statements relate to the periods prior to the date of reclassification. This reclassification has no effect on the Operating Partnership's reported net income available to unitholders.

            This Current Report on Form 8-K updates Items 6, 7, 8, and 15 and Exhibit 12.1 of the Operating Partnership's Form 10-K to reflect extraordinary items as a component of continuing operations. The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1.

        Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (c) Exhibits

Exhibit No.	Description
12.1	Statement re: Computation of Ratios
23.1	Consent of Independent Auditors
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act)
99.1	Updated financial information for the years ended December 31, 2002, 2001, and 2000
Index to Exhibit 99.1	Page Number
Selected Financial Data	1
Management's Discussion and Analysis of Financial Condition and Results of Operations	2
Financial Statements	12

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2003
SIMON PROPERTY GROUP, L.P. By: Simon Property Group, Inc., General Partner
By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES